Lithium Technology 8-K

Exhibit 99.1

AMENDMENT TO SECURITIES PURCHASE AGREEMENT

This Amendment to the Securities Purchase Agreement (the “Amendment”) between Lithium Technology Corporation (“LTC”) and Cicco Holding AG (“Cicco”) (together “the Parties”) dated 30 March 2011 (the “SPA”) is made as of 30 December 2011 between LTC and Cicco.

WHEREAS, the Parties entered into the SPA and other agreements in connection therewith (collectively, the “Transaction Agreements”) as of 30 March 2011; and

WHEREAS, the Parties desire to continue their mutually beneficial cooperation as agreed on 30 March 2011 and have agreed to extend the period during which Cicco may fund the Commitment Amount (as such term is defined in the SPA) under the Note(s) (as such terms are defined in the SPA);

NOW THEREFORE, the Parties hereto agree as follows:

1.      Amendment of SPA.

By mutual agreement and for reasons that are in the best interest of both Parties, the "Availability Period" as defined in Section 1.1. of the SPA is extended by three months from 31 December 2011 to 31 March 2012.

2.      Applicability of Amendment.

The extension of the Availability Period is applicable to all of the other Transaction Agreements entered into between LTC, Frazer-Nash Research Ltd. (“FN”) and Cicco in connection with the SPA. Except as provided in this Amendment, all the aforementioned Transaction Agreements remain unchanged and valid.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

LITHIUM TECHNOLOGY CORPORATION

By:______________________________________

Name:

Title:

Cicco Holding AG

By:_______________________________________

Name:

Title: